[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Chrysler Financial Corporation on Form S-3 of our reports dated January 22, 1998 appearing in the Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1997 and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

April 8, 1998

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Deloitte Touche
Tohmatsu
International
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